                                 EXHIBIT 11.0

                      COMPUTATION OF EARNINGS PER SHARE

                     THOMASTON MILLS, INC. AND SUBSIDIARY


                                                              PERIOD ENDED       PERIOD ENDED        PERIOD ENDED
                                                              JUNE 29, 1996      JULY 01, 1995       JULY 02, 1994
                                                              -------------      -------------       -------------
PRIMARY
  Weighted average shares outstanding                            6,537,238          6,532,817           6,540,326
  Net effect of dilutive stock options - based on
    the treasury stock method using average market price            11,517                  0              36,359
                                                               -----------        -----------        ------------
    TOTAL                                                        6,548,755          6,532,817           6,576,685
                                                               ===========        ===========        ============

    NET INCOME                                                 $   615,282        $ 3,373,496        $ 10,709,590
                                                               ===========        ===========        ============

    NET INCOME PER SHARE                                       $      0.09        $      0.52        $       1.63
                                                               ===========        ===========        ============

                                 EXHIBIT 11.0

                     THOMASTON MILLS, INC. AND SUBSIDIARY

                                                              PERIOD ENDED       PERIOD ENDED        PERIOD ENDED
                                                              JUNE 29, 1996      JULY 01, 1995       JULY 02, 1994
                                                              -------------      -------------       -------------
FULLY DILUTED
  Weighted average shares outstanding                            6,537,238          6,532,817           6,540,326
  Net effect of dilutive stock options - based on
    the treasury stock method using year-end
    market price, if higher than average market price               11,517                  0              36,359
                                                               -----------        -----------        ------------
    TOTAL                                                        6,548,755          6,532,817           6,576,685
                                                               ===========        ===========        ============

    NET INCOME                                                 $   615,282        $ 3,373,496        $ 10,709,590
                                                               ===========        ===========        ============

    NET INCOME PER SHARE                                       $      0.09        $      0.52        $       1.63
                                                               ===========        ===========        ============